     As filed with the Securities and Exchange Commission on July 14, 1995
                                    Registration No. 33-________________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         BIOMAGNETIC TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

             CALIFORNIA                                           95-2647755
 -----------------------------------                 ------------------------------------
   (State or other jurisdiction of                   (I.R.S. Employer Identification No.)
   incorporation or organization)

          9727 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CALIFORNIA 92121
               (Address of Principal Executive Office) (Zip Code)

                         BIOMAGNETIC TECHNOLOGIES, INC.
                             1987 STOCK OPTION PLAN
                            (Full title of the plan)

                              JAMES V. SCHUMACHER
                     President and Chief Executive Officer
                         BIOMAGNETIC TECHNOLOGIES, INC.
          9727 PACIFIC HEIGHTS BOULEVARD, SAN DIEGO, CALIFORNIA 92121
                    (Name and address of agent for service)
          Telephone number, including area code, of agent for service:
                                 (619) 453-6300

                                   Copies to:
                             CRAIG S. ANDREWS, ESQ.
                          BROBECK, PHLEGER & HARRISON
                         550 West C Street, Suite 1300
                          San Diego, California  92101

                             ----------------------

               This Registration Statement shall become effective
                immediately upon filing with the Securities and
                Exchange Commission, and sales of the registered
                  securities will begin as soon as reasonably
                     practicable after such effective date.

                             ----------------------

                                                CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------

Title of                                                      Proposed maximum        Proposed maximum
securities to                            Amount to be          offering price            aggregate               Amount of
be registered                             registered              per share            offering price        registration fee
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock,          1987 Plan          3,000,000              $0.91(1)              $2,730,000(1)              $942
no par value

(1) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the last sale reported per share of Common Stock of Biomagnetic Technologies, Inc. on July 12, 1995 as reported on the Nasdaq National Market.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Biomagnetic Technologies, Inc. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 3,000,000 shares of the Registrant's Common Stock for issuance pursuant to options granted under the Registrant's 1987 Stock Option Plan, as amended.

Item 3.  Incorporation of Certain Documents by Reference

                 The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the
Commission:

         (1) The Annual Report of the Registrant on Form 10-K for the fiscal year ended September 30, 1994, as amended by Form 10K/A filed February 20, 1995, and further amended by Form 10K-A No. 2 filed April 27, 1995;
         (2) The Quarterly Report of the Registrant on Form 10-Q for the quarter ended December 31, 1994 filed February 14, 1995;
         (3) The Quarterly Report of the Registrant on Form 10-Q for the quarter ended March 31, 1995 filed May 15, 1995, as amended July 14, 1995;
         (4) The Proxy Statement of the Registrant dated March 10, 1995 in connection with the Annual Meeting of Shareholders held on March 24, 1995;
         (5) The Current Report of the Registrant on Form 8-K filed on April 5, 1995;
         (6) The Report by Issuer of Securities Quoted on Nasdaq Interdealer Quotation System filed on April 12, 1995;
         (7) The Current Report of the Registrant on Form 8-K filed on April 14, 1995; and
         (8) The section entitled "Description of Capital Stock" contained in the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1, filed with the Commission May 8, 1992, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

                 All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

                 Not applicable.

Item 5.   Interests of Named Experts and Counsel

                 The law firm of Brobeck, Phleger & Harrison has provided an opinion of counsel as to the validity of the issuance of the Common Stock offered under this Registration Statement.

Item 6.  Indemnification of Directors and Officers

                 (a) Section 317 of the California General Corporation Law provides for the indemnification to officers and directors of the Registrant and its subsidiaries against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

                 (b) Article IV, Section 10 of the Bylaws of the Registrant provides that the Registrant shall have power to indemnify any person who is or was an agent of the Registrant as provided in Section 317 of the California General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the California General Corporation Law.

                 (c) Article V of the Registrant's Articles of Incorporation provides that the liability of the directors of the Registrant for monetary damages shall be eliminated to the fullest extent permissible under California law. Accordingly, a director will not be liable for monetary damages for breach of duty to the Registrant or its shareholders in any action brought by or in the right of the Registrant. However, a director remains liable to the extent required by law (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders,
(vi) for any act or omission occurring prior to the date when the exculpation provision became effective and (vii) for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The effect of the provisions in the Articles of Incorporation is to eliminate the rights of the Registrant and its shareholders (through shareholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of duty as a director, including breaches resulting from negligent behavior in the context of transactions involving a change of control of the Registrant or otherwise, except in the situations described in clauses (i) through (vii) above. These provisions will not alter the liability of directors under federal securities laws.

                 (d) Pursuant to authorization provided under the Articles of Incorporation, the Registrant has entered into indemnification agreements with each of its present and certain of its former directors. The Registrant has also entered into similar agreements with certain of the Registrant's executive officers who are not directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses), for settlements not approved by the Registrant or for settlements and expenses if the settlement is not approved by the court. The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification. The Registrant's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

                 (e) There is directors' and officers' liability insurance now in effect which insures directors and officers of the Registrant. The policy expires on March 31, 1996. Under the policy, the directors and officers are insured against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers, subject to certain exclusions.

Item 7.  Exemption from Registration Claimed

                 Not Applicable.


Item 8.  Exhibits

 Exhibit Number      Exhibit
 --------------      -------
     5.              Opinion of Brobeck, Phleger & Harrison.
    23.1             Consent of Price Waterhouse LLP, Independent Accountants.
    23.2             Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.
    24.              Power of Attorney.  Reference is made to page II-5 of this Registration Statement.
    99.1             Biomagnetic Technologies, Inc. 1987 Stock Option Plan, as amended.


Item 9.  Undertakings

                 A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1987 Stock Option Plan.

                 B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                 C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 14th day of July, 1995.

                                       BIOMAGNETIC TECHNOLOGIES, INC.


                                       By: /s/ James V. Schumacher
                                           -------------------------------------
                                           James V. Schumacher,
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned officers and directors of BIOMAGNETIC TECHNOLOGIES, INC., a California corporation, do hereby constitute and appoint James V. Schumacher and Herman Bergman, or either of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

 SIGNATURE                            TITLE                                                    DATE
 ---------                            -----                                                    ----
 /s/ James V. Schumacher              President, Chief Executive Officer and Director          July 14, 1995
 ----------------------------------   (Principal Executive Officer)
 (James V. Schumacher)

 /s/ Herman Bergman                   Acting Chief Financial Officer (Principal Financial      July 14, 1995
 ----------------------------------   and Accounting Officer)
 (Herman Bergman)

                                      Director                                                 July 14, 1995
 ----------------------------------
 (R. Scott Asen)

 /s/ Jerry C. Benjamin                Director                                                 July 14, 1995
 ----------------------------------
 (Jerry C. Benjamin)

 /s/ William C. Black, Jr.            Director                                                 July 14, 1995
 ----------------------------------
 (William C. Black, Jr.)

 /s/ Martin P. Egli                   Director                                                 July 14, 1995
 ----------------------------------
 (Martin P. Egli)

 SIGNATURE                            TITLE                                                    DATE
 ---------                            -----                                                    ----
 /s/ Michael E. Faherty               Director                                                 July 14, 1995
 ----------------------------------
 (Michael E. Faherty)

 /s/ Gerald D. Knudson                Director                                                 July 14, 1995
 ----------------------------------
 (Gerald D. Knudson)

 /s/ Alfred S. LeBlang                Director                                                 July 14, 1995
 ----------------------------------
 (Alfred S. LeBlang)

                                      Director                                                 July 14, 1995
 ----------------------------------
 (Enrique Maso)

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                         BIOMAGNETIC TECHNOLOGIES, INC.

                                 EXHIBIT INDEX



Exhibit
Number      Exhibit
- -------     -------
 5          Opinion of Brobeck, Phleger & Harrison.
23.1        Consent of Price Waterhouse LLP, Independent Accountants.
23.2        Consent of Brobeck, Phleger & Harrison is contained in Exhibit 5.
24          Power of Attorney.
99.1        1987 Stock Option Plan, as amended.